Exhibit 4.10

INTERCREDITOR AGREEMENT

          This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of October 25, 2004, among The Bank of New York Trust Company, N.A., as trustee (together with any successor thereto exercising substantially the same rights and powers, the “Trustee” or the “First Priority Agent”) under the First Priority Indenture (as defined below) and the Security Documents (as defined in the First Priority Indenture), AirGate PCS, Inc., a Delaware corporation (the “Company”), and certain of the Company’s subsidiaries that have guaranteed the Notes (as defined below) (together with any future subsidiary guarantors, the “Guarantors” and together with the Company, the “Issuers”), and The Bank of New York (the “Second Priority Agent”) as trustee under the indenture (the “Second Priority Indenture”) governing the $160.0 million aggregate principal amount of Senior Subordinated Secured Notes due September 1, 2009 (the “Second Priority Notes”), dated February 4, 2004 by and among the Company, the guarantors named therein and The Bank of New York as trustee.

W I T N E S S E T H :

          WHEREAS, the Company is issuing $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (together with any additional First Priority Senior Secured Floating Rate Notes due 2011 of the Company issued pursuant to the First Priority Indenture (as defined herein) including, without limitation, in exchange for outstanding notes, the “Notes”) and the Guarantors have guaranteed the Notes, in each case pursuant to the First Priority Indenture. All of the Issuers’ obligations under the Notes and the other Indenture Documents (as defined below) are secured by first priority liens on all of the now existing and hereafter acquired real and personal property of the Issuers now or hereafter made subject to the Lien of the Indenture Documents (the “Collateral”);

          WHEREAS, all of the Issuers’ obligations under the Second Priority Notes and the other Second Priority Note Documents (as defined below) are secured by second priority liens on all of the now existing and hereafter acquired real and personal property of the Issuers now or hereafter made subject to the Lien of the Second Priority Note Documents;

          WHEREAS, the Issuers have requested that the First Priority Agent and the Second Priority Agent enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral; and

          WHEREAS, the terms of the First Priority Indenture authorize the First Priority Agent to enter into an intercreditor agreement in the form of this Agreement, and the terms of the Second Priority Indenture authorize the Second Priority Agent to enter into an intercreditor agreement in the form of this Agreement, in each case upon satisfaction by the Issuers of certain conditions precedent, including without limitation, the conditions set forth in Section 10.10 of the Second Priority Indenture.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

          1. Definitions.

          (a) Unless otherwise defined herein, terms defined in the First Priority Indenture and under the Second Priority Indenture have the meanings given to them in such documents.

          (b) The following terms shall have the following meanings:

     “Agreement” means this Intercreditor Agreement as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

     “Collateral” shall mean the assets of the Company and the Guarantors now or hereafter owned or acquired and all proceeds thereof subject to a security interest that secures payment or performance of the Senior Obligations and the Second Priority Obligations.

     “First Priority Indenture” means the Indenture, dated as of October 25, 2004, by and between the Company, the Guarantors and the Trustee, and shall include any indenture or similar document entered into by the Company and any trustee to replace the First Priority Indenture in whole or in part.

     “Indenture Documents” means the First Priority Indenture and the Senior Security Documents.

     “Issuers” shall mean the Company and the Guarantors.

     “Proceeding” shall mean any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any of the Guarantors and any other voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Company or any of the Guarantors.

     “Second Priority Guarantee” shall mean the guarantee of the Second Priority Obligations by a Guarantor executed by such Guarantor pursuant to the Second Priority Indenture.

     “Second Priority Note Documents” means the Second Priority Indenture, the Second Priority Notes issued thereunder, the Second Priority Guarantees and the Second Priority Security Documents.

     “Second Priority Notes” has the meaning given in the recitals hereto.

     “Second Priority Obligations” means the Obligations (as defined in the Second Priority Indenture) with respect to the Second Priority Notes and the other Second Priority Note Documents and shall include, without limitation, the unpaid principal of and interest owing under the Second Priority Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the other Second Priority Note Documents (including, without limitation, interest accrued at the then applicable rate provided in the Second Priority Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Second Priority Note Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the Second Priority Agent and fees, expenses and indemnities of the Second Priority Agent that are required to be paid pursuant to the terms of the Second Priority Indenture or any other Second Priority Note Document. To the extent any payment with respect to the Second Priority Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     “Second Priority Security Documents” means any and all documents providing for the grant of security to secure the Second Priority Obligations.

     “Senior Lenders” shall mean the holders of the Notes.

     “Senior Obligations” means the Obligations (as defined in the First Priority Indenture) of the Issuers with respect to the Notes and the other Indenture Documents and shall include, without limitation, the unpaid principal of and interest owing under the Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the other Indenture Documents (including, without limitation, interest accrued at the then applicable rate provided in the Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the First Priority Agent and fees, expenses and indemnities of the First Priority Agent that are required to be paid pursuant to the terms of the First Priority Indenture or any other Indenture Document. To the extent any payment with respect to the Senior Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     “Senior Security Documents” shall mean the Security Documents (as defined in the First Priority Indenture) under the First Priority Indenture.

                    (c) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the First Priority Indenture or the Second Priority Indenture), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     2. Releases.

                    (a) If in connection with:

                       (i) the exercise of the First Priority Agent’s remedies in respect of the Collateral provided for in Section 4, including any sale, lease, exchange, transfer or other disposition of such Collateral; or

                       (ii) subject to Section 2(c) below, any sale, lease, exchange, transfer or other disposition of Collateral permitted or not prohibited under the First Priority Indenture (whether or not an Event of Default, as defined therein, has occurred and is continuing) and permitted or not prohibited under the Second Priority Indenture, the Trustee, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Collateral (or any Guarantor from its obligations under its guaranty of the Senior Obligations), the Liens, if any, of the Trustee on such Collateral (and the obligations of such Guarantor under its guaranty of the Second Priority Obligations) shall be automatically, unconditionally and simultaneously released (except as provided in the last sentence of Section 2(d)) and the Second Priority Agent, for itself or on behalf of any such holder of Second Priority Notes, shall promptly execute and deliver to the First Priority Agent or the Company such termination statements, releases and other documents as the First Priority Agent or the Company may request to effectively confirm such release.

          (b) The Second Priority Agent, for itself and on behalf of the holders of Second Priority Notes, hereby irrevocably constitutes and appoints the First Priority Agent and any officer or agent of the First Priority Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or such holder or in the First Priority Agent’s own name, from time to time in the Trustee’s discretion, for the purpose of carrying out the terms of this Section 2, to take any and all appropriate action and to execute and record any and all documents and instruments which may be provided to it as necessary or desirable to accomplish the purposes of this Section 2, including, without limitation, any financing statements, endorsements or other instruments or transfer or release.

          (c) Notwithstanding anything to the contrary contained herein, in the event that the First Priority Agent releases its Liens on the Collateral because the Senior Obligations have been paid in full, neither the Second Priority Agent nor the holders of Second Priority Notes shall be obligated to release their Liens on any Collateral owned by the Issuers after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith contemplated under this Agreement); provided, however, that in connection with any refinancing or replacement of all or any portion of the Senior Obligations prior to the occurrence of a Proceeding, the Second Priority Agent, on behalf of each holder of Second Priority Notes, shall, if requested by the Company or the existing or new holders of the Senior Obligations, execute an intercreditor agreement on substantially the same terms as this Agreement with the lenders under such refinancing or replacement. Furthermore, if the Senior Obligations have been paid in full in connection with any sale, transfer or other disposition of Collateral contemplated under this Agreement, the Liens held by the holders of the Second Priority Notes shall not be automatically released with respect to the proceeds of such sale, transfer or other disposition of Collateral which remain after the Senior Obligations have been paid in full.

          (d) Notwithstanding any provision to the contrary contained in this Section 2, no portion of the Collateral may be released from the Second Priority Note Documents unless Company shall have complied with the provisions of Section 314(c) and 314(d) of the Trust Indenture Act, if applicable, and shall have furnished evidence of such compliance (or evidence that no compliance is needed) satisfactory to the Second Priority Agent and the First Priority Agent.

          3. Proceedings. In the event of any Proceeding involving any of the Issuers:

          (a) If the Second Priority Agent has failed to file claims or proofs of claim with respect to the Second Priority Notes in any Proceeding earlier than five days prior to the deadline for any such filing, the holders of the Second Priority Notes hereby appoint and empower First Priority Agent to file such claims or proofs of claim; provided, that First Priority Agent shall have no obligation to file any such claim. Absent any such failure to file, the Second Priority Agent shall have and shall continue to have full and absolute discretion over the filing of such claims in any manner and substance as the Second Priority Agent may determine in its sole discretion.

          (b) The Second Priority Agent and the holders of Second Priority Notes agree that the Senior Lenders may (x) consent to the use of cash collateral under Section 363 of the Bankruptcy Code, (y) provide financing to the Issuers under Section 364 of the Bankruptcy Code so long as the maximum amount of such financing, together with the amounts of other debt outstanding, under the First Priority Indenture does not exceed the amount set forth in subsection (3) of the definition of Permitted Debt contained in Section 4.9 of the Second Priority Indenture, or (z) obtain adequate protection of their interests in the Collateral, all on such terms and conditions and in such amounts as such Senior Lenders may decide, and that neither the Second Priority Agent nor the holders of the Second Priority Notes shall raise any objections to such use of cash collateral or adequate protection on the grounds of a failure to provide “adequate protection” for their Liens in the Collateral, so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms of such financing are consistent with debtor-in-possession financing transactions of a similar nature, (ii) the Second Priority Agent on behalf of the holders of the Second Priority Notes retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, but subject to the priming liens of the Senior Lenders and of any financing under Section 364 of the Bankruptcy Code permitted herein, (iii) the Second Priority Agent on behalf of the holders of the Second Priority Notes receives additional and replacement Liens on post-petition assets to the same extent granted to the Senior Lenders, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, but subject to the liens of the Senior Lenders and of any financing under Section 364 of the Bankruptcy Code permitted herein, and (iv) such financing, use of cash collateral or adequate protection is subject to the terms of this Agreement. The Second Priority Agent and each holder of the Second Priority Notes agrees that all such financing under Section 364 of the Bankruptcy Code permitted herein shall constitute Senior Obligations hereunder, and, in connection therewith, each Issuer may grant to such Senior Lenders Liens upon all of the Property of such Issuer, subject to (iii) above, which Liens (A)

shall secure payment of all or any portion of the Senior Obligations (whether such Senior Obligations arose prior to the commencement of any Proceeding or at any time thereafter) provided by such Senior Lenders during the Proceeding and (B) shall be superior in priority to the Liens in favor of the holders of the Second Priority Notes. Each of the Second Priority Agent and the holders of the Second Priority Notes hereby waives any rights it may have under Section 363(f)(3) of the Bankruptcy Code (but preserves all other rights it may have) to object to or oppose a sale or other disposition of any Collateral free and clear of Liens or other claims of each holder of Second Priority Notes if the Senior Lenders have consented to such sale or disposition.

          4. Rights in Collateral.

          (a) Notwithstanding anything to the contrary contained in any filing or agreement to which the Second Priority Agent, the holders of the Second Priority Notes, the First Priority Agent, the Senior Lenders or the Company may be a party and irrespective of the time, order or method of attachment or perfection of the security interests created by the Senior Security Documents or the Second Priority Security Documents, the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, all Liens on the Collateral securing the Second Priority Obligations pursuant to the Second Priority Security Documents shall be and hereby are subordinated for all purposes and in all respects to Liens on the Collateral securing the Senior Obligations pursuant to the Senior Security Documents, and any security interest in any Collateral in favor of or for the benefit of the First Priority Agent and Senior Lenders pursuant to the Senior Security Documents has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral in favor of or for the benefit of the Second Priority Agent or the holders of the Second Priority Notes pursuant to the Second Priority Security Documents.

          (b) So long as the Senior Obligations have not been paid in full and the First Priority Indenture has not been discharged (i) neither the Second Priority Agent nor any holder of the Second Priority Notes will institute any action or proceeding to exercise any of its rights or remedies with respect to any Collateral, including, without limitation, any action of foreclosure upon any Collateral and (ii) the First Priority Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral under the Senior Security Documents, and neither the Second Priority Agent nor any holder of the Second Priority Notes shall have any right to consent to, require notice of (except as provided herein or in the applicable Uniform Commercial Code) or be consulted with respect to, the enforcement of such rights or the exercise of such remedies by the First Priority Agent and the Senior Lenders with respect thereto; provided, however, that, (A) in any Proceeding commenced by or against the Company, the Second Priority Agent may file a claim or statement of interest with respect to the Second Priority Obligations, and (B) the Second Priority Agent may take any action in order to preserve or protect its rights in the Collateral not in contravention of this Agreement.

          (c) The Second Priority Agent, on behalf of itself and each holder of Second Priority Notes, agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by the First Priority Agent or any Senior Lender in all or any part of the Collateral. The First Priority Agent agrees not to seek to challenge, to avoid, to subordinate, except pursuant to the terms of this Agreement and the First Priority Indenture, or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by the Second Priority Agent or any holder of Second Priority Notes in all or any part of the Collateral.

          (d) So long as the Senior Obligations have not been paid in full and the First Priority Indenture has not been discharged, any money, property, securities or other distributions of any nature whatsoever received from the sale, disposition or other realization upon a foreclosure in accordance with the Uniform Commercial Code or other exercise of remedies with respect to the Collateral by any Senior Lender, the First Priority Agent, the Second Priority Agent or any holder of the Second Priority Notes, or all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received during the pendency of any Proceeding or otherwise, shall be delivered to the First Priority Agent in the form received, duly indorsed to such party, if required, and applied by the First Priority Agent in the following order:

     First, to the payment in full of all costs and expenses (including, without limitation, attorneys’ fees and disbursements) paid or incurred by the First Priority Agent in connection with such realization on the Collateral or the protection of any of their rights and interests therein;

     Second, to the payment in full of all First Priority Obligations in accordance with the Indenture Documents;

     Third, to the Second Priority Agent for application to the Second Priority Obligations pursuant to Section 6.10 of the Second Priority Indenture to the full extent thereof at such time; and

     Fourth, to pay the Company or the appropriate designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

     (e) In the event that:

                  (i) all of the Senior Obligations have been paid in full;

                  (ii) any Collateral remains that remains pledged pursuant to the Second Priority Security Documents, and

                  (iii) at such time there are Second Priority Obligations outstanding,

then the Second Priority Agent shall have the right to exercise remedies against the Collateral and to enforce the provisions of the Second Priority Security Documents in respect of the Collateral without any consent of, notice to or consultation with the First Priority Agent.

          (f) Any Collateral or proceeds thereof received by the Second Priority Agent or any holder of Second Priority Notes in connection with the exercise of any right or remedy relating to the Collateral pursuant to the Second Priority Security Documents in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

          (g) Notwithstanding anything to the contrary in this Agreement, the Second Priority Agent and the holders of Second Priority Notes may accelerate the Second Priority Obligations and exercise rights and remedies as a creditor against the Company and its Subsidiaries (other than with respect to the Collateral as provided herein) in accordance with the terms of the Second Priority Note Documents and applicable law.

          (h) THE COMPANY, THE FIRST PRIORITY AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE SENIOR LENDERS) AND THE SECOND PRIORITY AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE HOLDERS OF THE SECOND PRIORITY NOTES) EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          5. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders, the First Priority Agent, the holders of the Second Priority Notes and the Second Priority Agent with respect to the Collateral, and no other Person shall have any right, benefit or other interest under this Agreement. Notwithstanding anything to the contrary herein, this Agreement shall not modify or amend the rights and obligations of the Company and the Guarantors under any Senior Loan Document or any Second Priority Note Document.

          6. Termination of Agreement; Acknowledgments.

          (a) The rights of the First Priority Agent on behalf of the Senior Lenders under this Agreement shall terminate when the Senior Obligations have been paid in full in cash and the First Priority Indenture has been discharged; provided, that the obligations of the First Priority Agent arising under this Agreement upon the payment in full in cash of the Senior Obligations shall continue until such obligations have been fully satisfied in accordance with the terms of this Agreement. The First Priority Agent acknowledges on behalf of the Senior Lenders that the Senior Obligations shall be deemed “paid in full in cash” for all purposes of this Agreement when the Senior Lenders have received payment of all principal, interest and other amounts then outstanding under the Indenture Documents. The First Priority Agent agrees that within five Business Days after payment of all principal, interest and other amounts then outstanding under the Indenture Documents and discharge of the First Priority Indenture, it will provide a written acknowledgment of such payment and discharge to the Second Priority Agent, which acknowledgment shall also acknowledge that the Senior Lenders have no further rights under this Agreement or in respect of the Collateral securing the Senior Obligations. Concurrent with such acknowledgment, the First Priority Agent will deliver to the Second Priority Agent, if any of the Second Priority Obligations shall be outstanding, any items of such Collateral held in the possession of the First Priority Agent together with any necessary endorsements (or otherwise allow the First Priority Agent to obtain control of such Collateral), provided that if no Second Priority Obligations shall be outstanding, the First Priority Agent will deliver all such items of Collateral to the Company.

          (b) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the holders of the Second Priority Notes even if all or part of the Senior Obligations or the Liens securing the Senior Obligations are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any representative of such holder.

     7. First Priority Agent as Bailee for Perfection of Interest in Possessory Collateral. The Second Priority Agent, on behalf of the holders of the Second Priority Notes, hereby appoints the First Priority Agent as the agent for the Second Priority Agent and the holders of the Second Priority Notes, solely for the purposes of perfecting Liens in favor of the Second Priority Agent and the holders of the Second Priority Notes on Collateral which is of a type such that perfection of a Lien thereon may be accomplished by possession thereof and to which the First Priority Agent has possession (and the First Priority Agent hereby acknowledges such appointment). In the event all Senior Obligations shall have been paid in full and the First Priority Indenture has been discharged, the First Priority Agent shall deliver to the Second Priority Agent all such Collateral remaining in its possession, and the Issuers hereby irrevocably authorize any such delivery of Collateral by the First Priority Agent. The obligations of the First Priority Agent and the Issuers under the preceding sentence shall survive the termination of this Agreement.

     8. Notices. All notices, requests and demands to or upon the parties shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the First Priority Agent:	The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia 30338
Attention: Barbara Royal
Telecopy: 770-698-5195

If to the Second Priority Agent:	The Bank of New York,
100 Ashford Center North, Suite 520
Atlanta, Georgia 30338
Attention: Barbara Royal
Telecopy: 770-698-5195

If to the Company:	AIRGATE PCS, INC.
Harris Tower, Suite 1700
233 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: General Counsel

Telecopy: (404) 525-7922

The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section. Any notice, request or demand to the First Priority Agent or the Second Priority Agent shall only be deemed effective upon actual receipt.

          9. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the First Priority Agent and the Second Priority Agent.

          10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. Integration. This Agreement represents the entire agreement of the Issuers, the First Priority Agent on behalf of itself and the Senior Lenders and the Second Priority agent on behalf of itself and the holders of Second Priority Notes with respect to the subject matter hereof and there are no promises or representations by any of them relative to the subject matter hereof not reflected herein.

          12. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the First Priority Agent on behalf of the Senior Lenders and the Second Priority Agent on behalf of the holders of Second Priority Notes. The Company shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the First Priority Agent and the Second Priority Agent, nor shall any consent or signed writing be required of the Company to effect any amendment, modification or waiver of any provision of this Agreement. For the purposes of this Agreement, no amendment of the definitions of “Senior Debt” or subsection (3) of the definition of “Permitted Debt” contained in the Second Priority Indenture or Article XII of the Second Priority Indenture shall be deemed effective without the prior written consent of the Senior Lenders holding a majority of principal amount of Senior Obligations then outstanding.

          13. Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of each of the Senior Lenders, the First Priority Agent and the Second Priority Agent and their successors and assigns. Each holder of Second Priority Notes, by accepting the benefits of the Second Priority Note Documents, shall be deemed to have agreed to (i) be bound by the provisions of this Agreement and each agreement on the part of such holder as expressed herein and (ii) refrain from taking any action which the Second Priority Agent has agreed not to take, in its individual capacity or on any holder of Second Priority Notes behalf, in this Agreement. Each Senior Lender, by accepting the benefits of the Indenture Documents, shall be deemed to have agreed to (i) be bound by the provisions of this Agreement and (ii) refrain from taking any action which the First Priority Agent has agreed not to take, in its individual capacity or on any Senior Lender’s behalf, in this Agreement.

          (b) Upon a successor administrative agent or collateral agent becoming the trustee under the First Priority Indenture, such successor trustee, as the case may be, automatically shall become the First Priority Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          (c) Upon a successor Second Priority Agent becoming the Second Priority Agent under the Second Priority Indenture, such successor Second Priority Agent automatically shall become the Second Priority Agent hereunder with all the rights and powers of the Second Priority Agent hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in the federal court of competent jurisdiction in the State, County and City of New York or if jurisdiction therein is not permitted, in any court of the State of New York located in the County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

          15. Conflict. In the event of any conflict between the provisions of this Agreement and the provisions of the Indenture Documents or the Second Priority Note Documents, the provisions of this Agreement shall govern.

          16. Authorization. By its signature, each Person executing this Agreement on behalf of other parties hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement by and on behalf of each of such other parties.

          17. Effectiveness; Acknowledgement by Second Priority Agent. This Agreement is intended to be a “subordination agreement” as that term is used in Section 510 of the Bankruptcy Code and to be enforceable thereunder. All references to the Company shall include the Company as debtor and debtor-in possession and any receiver or trustee for the Company in any Proceeding. The Second Priority Agent, on behalf of the holders of Second Priority Notes, hereby acknowledges and agrees with the Issuers that references to the “Intercreditor Agreement” in the Second Priority Indenture Documents shall, from and after the effectiveness of this Agreement, refer to this Agreement and all references therein to the “Senior Loan Obligations” shall refer to the Senior Obligations and that the “First Lien Termination Date” referred to in the Second Priority Indenture Documents shall not be deemed to have occurred until each of the events referred to in the first sentence of Section 6(a) hereof shall have occurred.

          18. Compliance with the Trust Indenture Act. Nothing contained herein shall impair the ability of the First Priority Agent or the Second Priority Agent to take any action necessary to comply with any obligations imposed under applicable law, including without limitation, the Trust Indenture Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as First Priority Agent

By:

Name:
Title:

THE BANK OF NEW YORK, as Second Priority Agent

By:

Name:
Title:

Signature Page to Intercreditor Agreement

Consented:
AIRGATE PCS, INC.

By:

Name:
Title:

Consented:
AGW LEASING COMPANY, INC.
AIRGATE NETWORK SERVICES, LLC
AIRGATE SERVICE COMPANY, INC.

By:

Name:
Title:

Signature Page to Intercreditor Agreement